Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666, ext. 111143
Molina Healthcare Issues Guidance For Its Fiscal Year 2008
Long Beach, California (January 22, 2008) – Molina Healthcare, Inc. (NYSE:MOH) announced its guidance for 2008. For its 2008 fiscal year, the Company expects:

Earnings per diluted share of approximately	$2.25 to $2.45
Net income of approximately	$64.8 to $70.6 million
Premium revenue of approximately	$2.9 billion
Medical care costs as a percentage of premium revenue of approximately	84.3%
Core G&A (administrative expenses excluding premium taxes) as a percentage of total revenue of approximately	8.5%
Administrative expenses (including premium taxes) as a percentage of total revenue of approximately	11.4%
Guidance for 2008 assumes an effective tax rate of 38.3%, and weighted average diluted shares outstanding of 28.8 million. The Company’s guidance for dilutive shares outstanding does not include any potential dilution from its senior convertible notes.
Molina Healthcare’s management will discuss its 2008 guidance in a conference call and audio webcast today at 5:00 p.m. Eastern time. The phone number for the interactive conference call is 212-231-2913, and the webcast can be accessed by visiting the Company’s website at www.molinahealthcare.com, or at www.earnings.com. A 30-day online replay of the call will be available on the Company’s website approximately one hour after it concludes.
About Molina Healthcare
Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of health care services to persons eligible for Medicaid, Medicare, and other government-sponsored programs for low-income families and individuals. Molina Healthcare’s nine licensed health plan subsidiaries in California, Michigan, Missouri (Mercy CarePlus), Nevada, New Mexico, Ohio, Texas, Utah, and Washington currently serve approximately 1.1 million members. More information about Molina Healthcare can be obtained at www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” identified by words such as “expects” “assumes,” “anticipates,” “estimates,” and similar words and expressions. In addition, any statements that explicitly or implicitly refer to earnings guidance, expectations, projections, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements. All of our forward-looking statements are based on current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially. Such factors include, without limitation, risks related to: the successful management of our medical costs and the achievement of our projected medical care ratios in all health plans in 2008, including the continuing reduction of the medical care ratio of our Ohio health plan; the achievement of projected growth in both Medicaid and Medicare enrollment; increased administrative costs in support of the Company’s efforts to expand its Medicare membership; risks related to our more limited experience with Ohio, Texas, and dual eligible members and attendant claims estimation difficulties; funding decreases in the Medicaid, Medicare, or SCHIP programs or the failure to fully fund the SCHIP program; the budget crisis in California and the pressure to reduce provider rates, including current PMPM rates under our existing contracts; the securing of projected premium rate increases for 2008 that are consistent with our expectations, in particular in the states of Michigan, Missouri, and Texas; our ability to accurately estimate incurred but not reported medical costs across all health plans; the successful renewal and continuation of the government contracts of all of our health plans; the acceptance by the State of New Mexico of the contract bid of our New Mexico health plan for the new Salud! Medicaid contract; the realization of projected income from invested cash balances; the successful and cost-effective integration of our acquisitions; earnings seasonality consistent with our expectations; the availability of adequate financing to fund and/or capitalize our acquisitions and start-up activities; high profile qui tam matters and negative publicity regarding Medicaid managed care and Medicare Advantage; changes in funding under our contracts as a result of regulatory or programmatic adjustments and reforms; approval by state regulators of dividends and distributions by our subsidiaries; membership eligibility processes and methodologies; unexpected changes in member utilization patterns, healthcare practices, or healthcare technologies, including an unexpectedly severe or prolonged flu season; high dollar claims related to catastrophic illness; changes in federal or state laws or regulations or in their interpretation; failure to maintain effective and efficient information systems and claims processing technology; the favorable resolution of litigation or arbitration; competition; epidemics such as the avian flu; and other risks and uncertainties as detailed in our reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements in this release represent our judgment as of January 22, 2008. We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
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